SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549






                                  FORM 10-Q






                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                    For the Quarter Ended September 30, 1995
                           Commission File No. 1-7525








                            THE GOLDFIELD CORPORATION



                                    EXHIBITS









       November 13, 1995







                    TERMINATION OF EMPLOYMENT AGREEMENT


          AGREEMENT, made on the 11th day of September, 1995, among ROMEY
     A. TAYLOR ("Employee"), SOUTHEAST POWER CORPORATION ("SEPCO") and THE GOLDFIELD CORPORATION ("Goldfield").
          WHEREAS, Employee, SEPCO and Goldfield entered into an Employment Agreement dated January 1, 1986 ("Employment Agreement"); and
          WHEREAS, Employee, SEPCO and Goldfield entered into Amendment No. 1 to Employment Agreement whereby said Employment Agreement was extended until December 31, 1993; and
          WHEREAS, Employee, SEPCO and Goldfield mutually desire to terminate the Employment Agreement, as amended.
          1. Termination of Agreement: The Employment Agreement between Employee, SEPCO and Goldfield is hereby terminated effective as of September 11, 1995.
          2. Existing Debt of Employee: SEPCO and Goldfield hereby forgive Employee from payment of $38,610.76 which was the result of overpayments of annual bonuses in 1992 and 1993.
          3. Future Relationship: The Employee shall resign as an officer of SEPCO but shall serve as Chairman of the Board of Directors of SEPCO subject to election thereon as part of management's slate of directors.
          During the period in which Employee serves as Chairman of the Board of SEPCO, he shall receive an annual salary of $80,000 payable in arrears and in weekly installments. It is understood by all parties, however, that the payment of such annual salary and the retention of Employee as Chairman of the Board of Directors shall be at the sole discretion of SEPCO and Goldfield.
          4. Duties: While serving as Chairman of the Board of Directors, the Employee agrees to perform such duties and service for SEPCO and its subsidiaries and affiliated organizations as SEPCO's Board of Directors may specify from time to time.
          5. Other Benefits: During the term of this Agreement, Employee shall be entitled to receive all other benefits of employment generally available to other members of SEPCO and Goldfield management, when and as he becomes eligible therefor. During the period of this Agreement, Employee will be reimbursed for reasonable traveling and entertainment expense in accordance with SEPCO's and Goldfield's general policies.
          6. Trade Secrets: All customer lists and other information concerning customers, and all methods, processes and technical information used in the business or operations or in the possession of SEPCO and Goldfield will be held in confidence by Employee and will not be disclosed, made public or made use of by or through him, directly or indirectly, while Employee is employed by SEPCO or at any time thereafter.
          7. Release: The Employee hereby remises, releases, acquits, satisfies, and forever discharges Goldfield and SEPCO from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, convenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Employee ever had, now has, or which any personal representative, successor, heir or assign of said Employee, hereafter can, shall or may have, against said Goldfield and SEPCO, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, including but not limited to, the Employment Agreement as amended.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

     \          \
     Romey A. Taylor


     SOUTHEAST POWER CORPORATION


     By: \          \
     John H. Sottile, Vice President


     THE GOLDFIELD CORPORATION

     By: \          \
     John H. Sottile, President



     Southeast Power Corporation

     1805 Hammock Road  Titusville, Florida 32796
     Telephone 407 268-0540


     September 11, 1995



     John H. Sottile
     Suite 500
     100 Rialto Place
     Melbourne, FL 32901

     Dear Mr. Sottile:

     Pursuant to a Resolution of the Board of Directors of Southeast Power Corporation ("SEPCO") adopted on September 11, 1995, SEPCO entered into an Employment Agreement with you expiring on December 31, 1990. The term of your Employment Agreement has been previously extended until December 31, 2001.

     I am pleased to advise you that the Board of Directors, on September 11, 1995 agreed to amend your Employment Agreement as follows:

     1.  Extend the term of your Employment Agreement until December
     31, 2005

     2. Add Paragraph 10 to said Employment Agreement to read as follows:

     10. Termination of Employment: SEPCO may terminate your employment at any time upon thirty (30) days' written notice to you; provided, however, that in the event SEPCO terminates your employment, SEPCO shall pay you within ten (10) days of such notice of termination an amount equal to the cash salary that you would have received in the absence of such termination from the date of such termination through December 31, 2005, and shall on the date of such termination commence payment of any retirement benefits.

     You and SEPCO agree that in the event of termination pursuant to this section, payment of the sums prescribed above shall constitute liquidated damages hereunder, and SEPCO shall have no further obligations to you under this letter agreement and you shall have no further obligations to SEPCO under this letter agreement.

     Sincerely,

     SOUTHEAST POWER CORPORATION


     By:\          \
     Robert Jones, President


     Agreed to and accepted:
     \             \
     John H. Sottile

     The Goldfield Corporation
     100 Rialto Place, Suite 500
     Melbourne, FL  32901

     September 15, 1995


     John H. Sottile
     Suite 500
     100 Rialto Place
     Melbourne, FL  32901

     Dear Mr. Sottile:

     Pursuant to a Resolution of the Board of Directors of The Goldfield Corporation ("Goldfield") adopted on January 15, 1985, Goldfield entered into an Employment Agreement with you expiring on December 31, 1989. The term of your Employment Agreement has been previously extended until December 31, 2001.

     I am pleased to advise you that the Board of Directors, on September 15, 1995 agreed to amend your Employment Agreement dated January 15, 1985, as follows:

          1.  Extend the term of your Employment Agreement until December
     31, 2005

          2. Paragraph 7 of the said Employment Agreement is hereby amended to read:

              7. TERMINATION OF EMPLOYMENT: The Company may terminate your employment at any time upon thirty (30) days' written notice to you; provided, however, that in the event the Company terminates your employment, the Company shall pay you within ten (10) days of such notice of termination an amount equal to the cash salary that you would have received in the absence of such termination from the date of such termination through December 31, 2005, and shall on the date of such termination commence payment of any retirement benefits.

              You and the Company agree that in the event of termination pursuant to this section, payment of the sums prescribed above shall constitute liquidated damages hereunder, and the Company shall have no further obligations to you under this letter agreement and you shall have no further obligations to the Company under this letter agreement.

     Sincerely,

     THE GOLDFIELD CORPORATION

     By: \         \
     Stephen R. Wherry
     Vice President

     Agreed to and accepted:
     \              \
     John H. Sottile